SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):	December 17, 2003

ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

772 Graniteville Road, Graniteville, Vermont  05654
(Address of Principal Executive Office)                     (Zip Code)

(Registrant's Telephone Number, Including Area Code)      (802) 476-3121

NONE
(Former Name or Former Address, if Changed Since Last Report)

ROCK OF AGES CORPORATION

FORM 8-K

ITEM 5.   OTHER EVENTS

On December 17, 2003 the Registrant announced that it had completed the previously announced sale of all of its cemeteries to privately held Saber Management LLC,  for $6,750,000 in cash. In connection with the transaction, the companies simultaneously entered into an agreement whereby Rock of Ages will continue to sell and install upright granite memorials and private mausoleums directly to consumers in designated sections of these cemeteries, as well as other cemeteries owned by Saber.

On December 17, 2003, the Registrant issued a press release, attached as Exhibit 99.1. The information contained in the press release is incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit 99.1 - Press Release dated December 17, 2003.

ROCK OF AGES CORPORATION

FORM 8-K

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                      ROCK OF AGES CORPORATION

Dated: December 17, 2003	By: /s/Michael Tule Michael Tule Vice President/General Counsel